UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014

FIRST COMMUNITY FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in its charter)

333-185041
333-185043
Illinois	333-185044	20-4718752
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2801 Black Road, Joliet, IL		60435
(Address of Principal Executive Offices)		(Zip Code)

(815) 725-0123
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 19, 2014, the Company held its annual meeting of shareholders. Of the 16,548,563 shares of common stock eligible to vote at the annual meeting, 11,796,467 shares were represented in person or by proxy, representing approximately 71.28% of the eligible and outstanding shares. At the meeting, the shareholders elected Peter Coules, Jr., Rex D. Easton, Vincent E. Jackson, Patricia L. Lambrecht, Roy C. Thygesen, and Scott A. Wehrli directors to serve three-year terms until 2017, and approved the additional proposal listed below. Further detail on each of the matters voted on by the shareholders is available in the Company's proxy statement.

The final results of voting on each of the matters submitted to a vote of shareholders are as follows:

1)    Election of six members of the board of directors to serve a three-year term expiring 2017:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Peter Coules, Jr.	7,429,780	131,112	91,165	4,144,410
Rex D. Easton	7,435,731	128,301	88,025	4,144,410
Vincent E. Jackson	7,498,802	56,640	96,615	4,144,410
Patricia L. Lambrecht	7,346,473	217,559	88,025	4,144,410
Roy C. Thygesen	6,942,394	620,638	89,025	4,144,410
Scott A. Wehrli	7,438,230	128,702	85,125	4,144,410

2)	Ratification of McGladrey LLP as the Company's independent registered public accounting firm for the year ended December 31, 2014:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,583,565	155,366	57,536	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY FINANCIAL PARTNERS, INC.

Dated: June 20, 2014	/s/ Glen L. Stiteley
Glen L. Stiteley
Executive Vice President and Chief Financial Officer